Exhibit 99.4

PREFERRED STOCK
SUBSCRIPTION AGREEMENT
IN
CODE GREEN APPAREL CORP.

A.           Subscription. This Agreement has been executed by Eric H. Scheffey, MD, an individual (the “Subscriber”) in connection with the subscription to purchase 125,000 shares of Series B Convertible Preferred Stock (the “Shares” or the “Securities”) of Code Green Apparel Corp., a Nevada corporation (the “Company”) at a purchase price of $10 per share, or an aggregate purchase price of $1,250,000 (the “Purchase Price”), which funds the Subscriber agrees to provide to the Company pursuant to the Payment Schedule described below. This Preferred Stock Subscription Agreement is referred to herein as the “Agreement”. The offering of the Shares shall be defined herein as the “Offering”.  With the parties entry into this Agreement, they desire to terminate any and all remaining payment and/or purchase obligations or rights under the terms and conditions of that certain J.D. Hutt Corporation Regulation D (Rule 505) Offering Subscription Agreement dated on or around April 21, 2015.

When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa. Any reference to a person shall include an individual, trust, estate, or any incorporated or unincorporated organization, including general or limited partnerships, limited liability companies, corporations, joint ventures and cooperatives, and all heirs, executors, administrators, legal representatives, successors and assigns of such person where permitted or required by the context. Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

It is understood and agreed that the Company shall have the right to accept or reject this subscription (the “Subscription”), in whole or in part, and that the same shall be deemed to be accepted by the Company only when it is signed by the Company.

B.           Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

i)                      Subscriber is an “Accredited Investor” as such time is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”, the “Act” or the “1933 Act”), and has completed the Certification of Accredited Investor Status attached hereto as Exhibit A;

ii)           The Subscriber is acquiring the Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require its sale or distribution of the Securities. No one other than the Subscriber has any beneficial interest in said securities. Subscriber has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, the Securities and the Offering, and all such questions have been answered to the full satisfaction of Subscriber. The Company has not supplied Subscriber any information other than as contained in this Agreement, and Subscriber is relying on its own investigation and evaluation of the Company and the Securities in making an investment hereunder and not on any other information;

iii)           The Subscriber confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. The Subscriber also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment. No person has made to the Subscriber any written or oral representations: (x) that any person will resell or repurchase any of the Securities; (y) that any person will refund the purchase price of any of the Securities, or (z) as to the future price or value of any of the Securities;

iv)           The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof, or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities and such entity is duly organized, validly existing and in good standing under the laws of the state of its organization. Subscriber is a bona fide resident and domiciliary of the state set forth herein. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity, provided further that such entity has validly authorized and approved such entity’s entry into this Agreement and the transactions contemplated herein;

Preferred Stock Subscription Agreement

v)           The Subscriber recognizes that the investment herein is a speculative venture and that the total amount of funds tendered to purchase Securities is placed at the risk of the business and may be completely lost. The purchase of Securities as an investment involves special risks;

vi)            Subscriber acknowledges and is aware of the following:

(1)           There are substantial restrictions on the transferability of the Securities; the Securities will not be, and the Subscriber will have no right to require that the Securities be registered under the 1933 Act; there may not be any public market for the Securities; Subscriber may not be able to use the provisions of Rule 144 of the 1933 Act with respect to the resale of the Securities; and accordingly, Subscriber may have to hold the Securities indefinitely and it may not be possible for Subscriber to liquidate Subscriber’s investment in the Company. Subscriber agrees that the Securities shall not be sold, transferred, pledged or hypothecated unless such sale is exempt from registration under the 1933 Act. Subscriber also acknowledges that Subscriber shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing a proposed transfer; and

(2)           No federal or state agency has made any finding or determination as to the fairness of the Offering of the Securities for investment or any recommendation or endorsement of the Securities; and

(3)           The Securities have not been approved or registered under any Blue Sky law or with any State Securities Division, and as such, there may be restrictions on the sale or transfer of such Securities under State law;

vii)            Subscriber, if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities;

viii)            The Subscriber has carefully considered and has, to the extent it believes such discussion is necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and that the Subscriber and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it;

ix)            The Subscriber has not become aware of this Offering and has not been offered Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Subscriber’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

x)            The Subscriber (i) has at least five years’ investment experience in investments similar to the Securities, including investments in securities listed on the OTCQB and OTC Pink Sheet market, (ii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive, and (iii) is fully aware that the purchase of the Securities is a high risk investment;

Preferred Stock Subscription Agreement

xi)            The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities. All information which the Subscriber has provided to the Company concerning the Subscriber’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Company, the Subscriber will immediately provide the Company with such information;

xii)            The Subscriber has the requisite power and authority to enter into and perform the transactions contemplated by this Agreement and the purchase of the Securities. The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other entity action, and no further consent or authorization of the Subscriber or its Board of Directors, managers, stockholders, members, trustees, holders or partners, as the case may be, as required. When executed and delivered by the Subscriber, this Agreement shall constitute a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms;

xiii)            The Subscriber has not agreed to act with any of the other investors for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and the Subscriber is acting independently with respect to its investment in the Securities; and

xiv)            The Subscriber confirms and certifies that:

(a)
The Subscription hereunder is irrevocable by Subscriber, and except as required by law, Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of Subscriber hereunder.

(b)	No federal or state agency has made any findings or determination as to the fairness of the terms of this Offering for investment purposes; or any recommendations or endorsements of the Securities.

(c)
Subscriber is in receipt of and has carefully read and reviewed and understands the Form of Designation of Series B Convertible Preferred Stock attached hereto as Exhibit B, which the Company has either filed with the Secretary of State of Nevada or plans to file with the Secretary of State of Nevada shortly after the execution of this Agreement.

(d)
The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D and/or Regulation S thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber herein.

(e)
These securities have not been registered under the Securities Act, or the California Corporations Code by reason of specific exemptions thereunder relating to the limited availability of the offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act, or the California Corporations Code, if such registration is required.

(f)
It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D or Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

(g)	No person or entity acting on behalf, or under the authority, of Subscriber is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with this subscription.

Preferred Stock Subscription Agreement

(h)
IN MAKING AN INVESTMENT DECISION, SUBSCRIBER MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(i)
THIS SUBSCRIPTION DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT PERMITTED UNDER APPLICABLE LAW OR TO ANY FIRM OR INDIVIDUAL THAT DOES NOT POSSESS THE QUALIFICATIONS PRESCRIBED IN THIS SUBSCRIPTION.

(j)
Subscriber, as required by the Internal Revenue Code, certifies under penalty of perjury that 1) the Social Security Number or Federal Identification Number provided below is correct and 2) Subscriber is not subject to backup withholding either because Subscriber has not been notified that Subscriber is subject to backup withholding as a result of a failure to report interest or dividends, or because the Internal Revenue Service has notified Subscriber that Subscriber is no longer subject to backup withholding.

C.            Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties in paragraph B hereof, and Subscriber hereby agrees to indemnify and hold harmless the Company and its affiliates, partners, officers, directors, agents, attorneys, and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representations or warranties and the breach of any representations and warranties whatsoever made herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to Subscriber under federal or state securities laws. The representations and warranties set forth herein shall survive the date upon which the Subscriber becomes a shareholder of the Company and/or the date of this Agreement in the event the Company does not accept the Subscriber’s subscription. No representation, warranty or covenant in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were or are to be made, not misleading.

D.           Compliance with Securities Laws. The Subscriber realizes that the Securities cannot readily be sold and will be restricted securities. Subscriber understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

E.           Future Financings and Offerings. Subscriber recognizes that the Company may seek to raise additional financing and working capital through a variety of sources in the future, and that although the Company may undertake one or more public or private offerings of its debt or equity securities, there can be no assurance that any such offering will be made or, if made, that it will be successful. Moreover, Subscriber understands and agrees that the Company reserves the right to make future offers, either public or private, of securities, including, but not limited to, promissory notes, shares of common stock, preferred stock or warrants, on terms that may be more than or less favorable than the Securities. Subscriber further confirms that Subscriber has no right to purchase any securities in any future offerings.

F.           Confidentiality. Subscriber agrees to maintain in confidence all information furnished by the Company or its agents that may be deemed to be material nonpublic information, including, but not limited to the fact that the Offering is being made and the terms and conditions of this Offering and the Securities.
Preferred Stock Subscription Agreement

G.           U.S.A. Patriot Act and Anti-Money Laundering Representations. Subscriber represents and warrants that Subscriber is not and is not acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, Subscriber is in full compliance with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an Office of Foreign Assets Control (“OFAC”) list, or a person or entity prohibited under the OFAC Programs.

H.           Entire Agreement. This Subscription is the entire and fully integrated agreement of the parties regarding the subject matter hereof, and there are no oral representations, warranties, agreements, or promises pertaining to this Subscription or the Securities.

I.           Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto. All references in this Agreement as to gender shall be interpreted in the applicable gender of the parties.

J.           Purchase Price. The Subscriber agrees to pay the Purchase Price to the Company for the Securities pursuant to the following schedule (the “Payment Schedule”), in cash, check or via wire transfer:

(a)$250,000 on or before January 1st, 2016;
(b)$500,000 on or before July 1st, 2016; and
(c)$500,000 on or before January 1st, 2017.

The Subscriber shall be legally obligated and required to pay the full Purchase Price pursuant to the Payment Schedule above for all purposes upon the Subscriber’s execution of this Agreement and the Company’s acceptance of the terms and conditions of this Agreement. Any unpaid portion of the Purchase Price shall be treated as an outstanding promissory note due to the Company from the Subscriber, effective as of the date of this Agreement, which shall be payable in full on or before the applicable date set forth above and shall not accrue any interest prior to the due date of such applicable payment above. Subscriber shall have all right, title and ownership of the Securities purchased pursuant to this Agreement immediately upon the acceptance of this Agreement by the Company.  Subscriber agrees to pay the Purchase Price pursuant to the Payment Schedule above.

K.           Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made.

Preferred Stock Subscription Agreement

L.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and (a) faxed to another party or (b) scanned and emailed to another party, shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

M.           Severability. The holding of any provision of this Preferred Stock Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Preferred Stock Subscription Agreement, which shall remain in full force and effect.

N.           Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Preferred Stock Subscription Agreement.

O.           Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Nevada. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in any California court.

P.           Remedies. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

Q.           Collection of Personal Information. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the fact the Company is collecting the Subscriber’s (and any beneficial purchaser’s) personal information pursuant to this Agreement. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser). By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s (and any beneficial purchaser’s) personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

Preferred Stock Subscription Agreement

Social Security or Taxpayer I.D. Number: 450-88-8126

Address of Subscriber:

1 Elm Street, Denver, Colorado 80220
(720) 550-8386
escheffey@yahoo.com

EXECUTION

Please execute this Preferred Stock Subscription Agreement by completing the appropriate section below.

/s/ Eric H. Scheffey, MD
Signature of Subscriber

Eric H. Scheffey, MD
Name (please type or print)

_____________________________________________
Signature of Spouse or Co-Owner if funds are to be invested as joint tenants by the entirety or community property.

_____________________________________________
Name (please type or print)

ACCEPTED BY THE COMPANY this the 7 day of December 2015.

Code Green Apparel Corp.

/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer

Preferred Stock Subscription Agreement

EXHIBIT A
CERTIFICATION OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned represents, warrants and certifies that he, she or it is an “accredited investor,” as that term is defined in Rule 5011 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the line below indicating (a) the basis on which he, she or it is representing his, her or its status as an “accredited investor”; or (b) that the undersigned is not an “accredited investor”, at the request of Code Green Apparel Corp., a Nevada corporation (the “Company”). The representation and confirmation below as part of this Certification of Accredited Investor Status (the “Certification”) shall be effective for all purposes and shall be able to be relied upon by the Company, its legal counsel and assigns for any and all purposes, until such time, if ever, as the undersigned has advised the Company that the representations below are no longer accurate or correct.

By initializing below the undersigned confirms, acknowledges and represents that he, she or it, is an “accredited investor” because he, she or it is:

_______
a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______
an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______
a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the subscription date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the subscription date;

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code;

1 http://www.law.cornell.edu/cfr/text/17/230.501

_______
a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring any securities of the Company, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

_______
an entity (other than a trust) in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards, not formed for the specific purpose of acquiring any securities of the Company; or

_______	a director, executive officer, or general partner of Code Green Apparel Corp., or any director, executive officer, or general partner of a general partner of Code Green Apparel Corp.;

OR

_______
by initializing to the left or failing to initial one of the requirements above, the undersigned confirms, acknowledges and represents that he, she or it, is not an “accredited investor” because he, she or it does not meet one of the requirements above.

* * * * * * * * * * * * * * *

The undersigned agrees that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned as set forth herein. All information which the undersigned has provided to the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

IN WITNESS WHEREOF, the undersigned has executed this Certification of Accredited Investor Status on December 7, 2015.

By: /s/ Eric H. Scheffey, MD Signature Printed Name of Signatory: Eric H. Scheffey, MD